Exhibit 99.1

CONTACT:	-OR-	INVESTOR RELATIONS COUNSEL:
Prospect Medical Holdings, Inc.		The Equity Group Inc.

Linda Hodges, Executive Vice President

Devin Sullivan

(310) 337-4170		(212) 836-9608
Linda.hodges@prospectmedical.com		dsullivan@equityny.com

FOR IMMEDIATE RELEASE

PROSPECT MEDICAL HOLDINGS PROVIDES UPDATE ON STATUS OF FINANCIAL FILINGS

COMPANY REQUESTS EXTENSION OF COMPLIANCE PLAN PERIOD FROM AMEX

Culver City, CA – May 7, 2008 – Prospect Medical Holdings, Inc. (AMEX: PZZ) (“Prospect” or the “Company”), which manages the medical care of approximately 240,000 HMO enrollees and operates four community hospitals in southern California, today announced that it has substantially completed the work necessary to file its Form 10-K for the fiscal year ended September 30, 2007 and Form 10-Q for the fiscal quarter ended December 31, 2007.  The Company anticipates filing both of these documents with the SEC by the end of May 2008, once the matters discussed below pertaining to the Company’s lenders and independent auditors have been concluded.

As previously disclosed, discussions remain ongoing between the Company and its lenders with respect to covenant waivers and other amendments to the credit agreements. Agreed upon amendments to the credit agreements are required prior to the issuance of the abovementioned Forms 10-K and 10-Q. Although no assurance can be given, the Company believes that these amendments will be completed by the middle of May, followed by final review of the completed credit agreement amendments by Prospect’s independent auditors and, thereafter, filing of the 10-K and 10-Q.  Assuming completion of the lender and independent auditor processes described above, Prospect now expects to file its fiscal 2007 Form 10-K and its fiscal 2008 first quarter Form 10-Q by the end of May 2008, and its fiscal 2008 second quarter Form 10-Q by mid-June 2008. At that point, Prospect believes it will be compliant with the continued listing requirements of the AMEX and will qualify for its common stock to resume trading, as further discussed below.

The Company and its lenders have agreed to revised forbearance agreements that extend the forbearance period through May 14, 2008. There was no additional cost to Prospect in connection with these latest extensions. If the credit agreement amendments have been satisfactorily completed by this date, no additional forbearance agreement extension will be necessary.  If not, the Company expects that it and its lenders will negotiate another extension, or the Company will be in default under its existing credit agreements.

Request for Extension of AMEX Compliance Plan Period

As previously announced, Prospect submitted a letter to the AMEX on February 28, 2008 setting forth the Company’s   Plan for regaining compliance with the exchange’s continued listing requirements, including filing the Alta Healthcare System, Inc. 8-K/A, which was filed on April 1, 2008, and filing Prospect’s fiscal 2007 Form 10-K and fiscal 2008 first quarter Form 10-Q not later than April 28, 2008.  In connection with the Company’s revised time table discussed above, Prospect submitted a letter to the AMEX dated May 2, 2008, requesting that the AMEX extend until June 16, 2008 the deadline for Prospect to complete its late SEC filings and thereby regain compliance with the exchange’s continued listing requirements.   The AMEX is currently evaluating the Company’s Plan. Assuming acceptance of the Plan by the AMEX, and Prospect’s timely filing of all indicated SEC filings, the AMEX will consider restoring trading in Prospect’s common stock.

ABOUT THE COMPANY

Prospect Medical Holdings operates four community-based hospitals in the greater Los Angeles area and manages the medical care of individuals enrolled in HMO plans in Southern California, through a network of over 9,000 specialist and primary care physicians.

This press release contains forward-looking statements. Additional written or oral forward-looking statements may be made by Prospect from time to time, in filings with the Securities and Exchange Commission, or otherwise. Statements contained herein that are not historical facts are forward-looking statements. Investors are cautioned that forward-looking statements, including statements regarding anticipated or expected results involve risks and uncertainties which may affect the Company’s business and prospects, including those outlined in Prospect’s Form 10-K filed on December 28, 2006, its Form 10-Q filed on August 20, 2007, as well as risks and uncertainties arising from Prospect’s acquisitions of Alta and ProMed, the debt incurred by Prospect in connection with those acquisitions, the resolution of current negotiations regarding covenant waivers and credit agreement amendments, and the ability of the Company to regain compliance with the AMEX’s continued listing requirements.   Any forward-looking statements contained in this press release represent our estimates only as of the date hereof, or as of such earlier dates as are indicated, and should not be relied upon as representing our estimates as of any subsequent date.  While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

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